Deloitte & Touche LLP

50 Fremont Street                       Telephone: (415)247-4000
San Francisco, California 94105-2230    Facsimile: (415)247-4329



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-8 of our reports dated March 3, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the year ended January 29, 1994.

/s/ Deloitte & Touche LLP

San Francisco, California
October 13, 1994